SECURITIES PURCHASE AGREEMENT

         SECURITIES PURCHASE AGREEMENT (this "Agreement"), dated as of December 8, 1997, by and among Network Imaging Corporation, a corporation organized under the laws of the State of Delaware (the "Company"), with headquarters located at 500 Huntmar Park Drive, Herndon, Virginia 20170 and each of the purchasers (the "Purchasers") set forth on the execution pages hereof (the "Execution Pages").

         WHEREAS:

         A. The Company and each Purchaser are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by the provisions of Regulation D ("Regulation D"), as promulgated by the United States Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Securities Act");

         B. Each Purchaser desires to purchase, upon the terms and conditions stated in this Agreement, units (the "Units") consisting of (i) one (1) share of the Company's Series L Convertible Preferred Stock, par value $.0001 per share (the "Preferred Shares"), convertible into its common stock, par value $.0001 per share, of the Company (the "Common Stock") and (ii) warrants (the "Warrants"), in the form attached hereto as Exhibit B, to acquire seventy-five
(75) shares of Common Stock. The rights, preferences and privileges of the Preferred Shares, including the terms upon which such Preferred Shares are convertible into shares of Common Stock are set forth in the form of Certificate of Designations, Preferences and Rights attached hereto as Exhibit A (the "Certificate of Designation"). The shares of Common Stock issuable upon conversion of the Preferred Shares or otherwise pursuant to the Certificate of Designation are referred to herein as the "Conversion Shares" and the shares of Common Stock issuable upon exercise of or otherwise pursuant to the Warrants are referred to as the "Warrant Shares". The Units, the Preferred Shares, the Conversion Shares and the Warrant Shares are collectively referred to herein as the "Securities."

         C. Contemporaneous with the execution and delivery of this Agreement, the parties hereto are executing and delivering a Registration Rights Agreement, in the form attached hereto as Exhibit C (the "Registration Rights Agreement"), pursuant to which the Company has agreed to provide certain registration rights under the Securities Act and the rules and regulations promulgated thereunder, and applicable state securities laws;

         NOW, THEREFORE, the Company and the Purchasers hereby agree as follows:

1.       PURCHASE AND SALE OF UNITS.

         a. Purchase of Units. The issuance, sale and purchase of the Units shall take place in three (3) separate closings, the first of which is hereinafter referred to as the "First Closing," the second of which is hereinafter referred to as the "Second Closing" and the third of which is hereinafter referred to as the "Third Closing." The purchase price (the "Purchase Price") per Unit shall be equal to One Thousand Dollars ($1,000.00). Each Purchaser's obligation to purchase Units hereunder is distinct and separate from each other Purchaser's obligation to purchase Units and no Purchaser shall be required to purchase hereunder more than the number of Units set forth on such Purchaser's Execution Page hereto notwithstanding any failure by any other Purchaser to purchase Units hereunder.

                  (i) On the date of the First Closing, subject to the satisfaction (or waiver) of the conditions set forth in Section 6 and Section 7 below, the Company shall issue and sell to each Purchaser and each Purchaser severally agrees to purchase from the Company, such number of Units as is set forth on such Purchaser's Execution Page as being purchasable by such Purchaser at the First Closing.

                  (ii) On the date of the Second Closing, subject to the satisfaction (or waiver) of the conditions set forth in Section 6 and Section 7 below, the Company shall issue and sell to each Purchaser and each Purchaser severally agrees to purchase from the Company such number of Units (not to exceed 375 Units in the case of Zanett Lombardier, Ltd. ("Lombardier"), 375 Units in the case of Bruno Guazzoni ("Guazzoni") and 750 Units in the case of Capital Ventures International ("CVI")) as such Purchaser may hereafter designate in a written notice delivered to the Company no later than the second business day following June 15, 1998; provided, however, that the aforementioned two (2) business day period shall be extended by one (1) day for each day after June 15, 1998 on which the Company has not held the special meeting of its stockholders required to be held pursuant to Section 4(n) hereof. If a Purchaser shall fail to designate that it will purchase Units at the Second Closing, such Purchaser shall have no obligation to purchase any Units at such closing.

                  (iii) On the date of the Third Closing, subject to the satisfaction (or waiver) of the conditions set forth in Section 6 and Section 7 below, the Company shall issue and sell to each Purchaser and each Purchaser severally agrees to purchase from the Company such number of Units (not to exceed 375 Units in the case of Lombardier, 375 Units in the case of Guazzoni and 750 Units in the case of CVI) as such Purchaser may hereafter designate in a written notice delivered to the Company no later than the second business day following September 15, 1998; provided, however, that the aforementioned two (2) business day period shall be extended by one (1) day for each day after September 15, 1998 on which the Company has not held the special meeting of its stockholders required to be held pursuant to Section 4(n) hereof. If a Purchaser shall fail to designate that it will purchase Units at the Third Closing, such Purchaser shall have no obligation to purchase any Units at such closing.

         b. Form of Payment. At each closing hereunder, each Purchaser shall pay the aggregate Purchase Price for the Units being purchased by such Purchaser at such closing hereunder by wire transfer to the Company, in accordance with the Company's written wiring instructions, against delivery of duly executed certificates representing the Preferred Shares and Warrants being purchased by such Purchaser at such closing hereunder and the Company shall deliver such certificates against delivery of such aggregate Purchase Price.

         c. Closing Date. Subject to the satisfaction (or waiver) of the conditions thereto set forth in Section 6 and Section 7 below, the date and time of the issuance and sale of the Units pursuant to this Agreement shall be (i) in the case of the First Closing, 12:00 noon New York City time on December 8, 1997; (ii) in the case of the Second Closing, 12:00 noon New York City time on the fifth (5th) trading day following receipt by the Company of the last notice from a Purchaser under Section 1(a)(ii) hereof; and (iii) in the case of the Third Closing, 12:00 noon New York City time on the fifth (5th) trading day following receipt by the Company of the last notice from a Purchaser under
Section 1(a)(iii) hereof (subject, in the case of each of the Second Closing and the Third Closing, to a two (2) business day grace period at either party's option) or such other time as may be mutually agreed upon by the Company and the Purchasers purchasing Units in such closing. The closings shall occur at the offices of Klehr, Harrison, Harvey, Branzburg & Ellers, 1401 Walnut Street, Philadelphia, Pennsylvania 19102.

2.       PURCHASERS' REPRESENTATIONS AND WARRANTIES

         Each Purchaser severally represents and warrants to the Company that:

         a. Investment Purpose. Purchaser is purchasing the Units for Purchaser's own account for investment only and not with a present view towards the public sale or distribution thereof, except pursuant to sales that are exempt from the registration requirements of the Securities Act and/or sales registered under the Securities Act. Purchaser understands that Purchaser must bear the economic risk of this investment indefinitely, unless the Securities are registered pursuant to the Securities Act and any applicable state securities or blue sky laws or an exemption from such registration is available, and that the Company has no present intention of registering any such Securities other than as contemplated by the Registration Rights Agreement. Notwithstanding anything in this Section 2(a) to the contrary, by making the representations herein, the Purchaser does not agree to hold the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time, however, Purchaser agrees that any and all such disposal(s) shall be in accordance with or pursuant to a registration statement or an exemption under the Securities Act.

         b. Accredited Investor Status. Purchaser is an "Accredited Investor" as that term is defined in Rule 501(a) of Regulation D.

         c. Reliance on Exemptions. Purchaser understands that the Units are being offered and sold to Purchaser in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and Purchaser's compliance with, the representations, warranties, agreements, acknowledgments and understandings of Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of Purchaser to acquire the Units.

         d. Information. Purchaser and its counsel, if any, have been furnished all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Units which have been specifically requested by Purchaser or its counsel. Purchaser and its counsel, if any, have been afforded the opportunity to ask questions of the Company and have received what Purchaser believes to be satisfactory answers to any such inquiries. Neither such inquiries nor any other due diligence investigation conducted by Purchaser or its counsel or any of its representatives shall modify, amend or affect Purchaser's right to rely on the Company's representations and warranties contained in Section 3 below. Purchaser understands that Purchaser's investment in the Securities involves a high degree of risk.

         e. Governmental Review. Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Securities.

         f. Transfer or Resale. Purchaser understands that (i) except as provided in the Registration Rights Agreement, the Securities have not been and are not being registered under the Securities Act or any state securities laws, and may not be transferred unless (a) subsequently registered thereunder, or (b) Purchaser shall have delivered to the Company an opinion of counsel (which opinion shall be in form, substance and scope customary for opinions of counsel in comparable transactions) to the effect that the Securities to be sold or transferred may be sold or transferred pursuant to an exemption from such registration or (c) sold pursuant to Rule 144 promulgated under the Securities Act (or a successor rule) ("Rule 144"); (ii) any sale of such Securities made in reliance on Rule 144 may be made only in accordance with the terms of said Rule and further, if said Rule is not applicable, any resale of such Securities under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Securities
Act) may require compliance with some other exemption under the Securities Act or the rules and regulations of the SEC thereunder; and (iii) neither the Company nor any other person is under any obligation to register such Securities under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder (in each case, other than pursuant to the Registration Rights Agreement).

         g. Legends. Purchaser understands that the Preferred Shares and Warrants and, until such time as the Conversion Shares and Warrant Shares have been registered under the Securities Act (including registration pursuant to Rule 416 thereunder) as contemplated by the Registration Rights Agreement or otherwise may be sold by Purchaser pursuant to Rule 144, the certificates for the Securities may bear a restrictive legend in substantially the following form:

         The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended. The securities have been acquired for investment and may not be sold, transferred or assigned in the absence of an effective registration statement for the securities under said Act, or an opinion of counsel, in form, substance and scope customary for opinions of counsel in comparable transactions, that registration is not required under said Act or unless sold pursuant to Rule 144 under said Act.

         The legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of any Security upon which it is stamped, if, unless otherwise required by state securities laws, (a) the sale of such Security is registered under the Securities Act (including registration pursuant to Rule 416 thereunder), or (b) such holder provides the Company with an opinion of counsel, in form, substance and scope customary for opinions of counsel in comparable transactions, to the effect that a public sale or transfer of such Security may be made without registration under the Securities Act or
(c) such holder provides the Company with reasonable assurances that such Security can be sold pursuant to Rule 144. Purchaser agrees to sell all Securities, including those represented by a certificate(s) from which the legend has been removed, pursuant to an effective registration statement or in compliance with an exemption from the registration requirements of the Securities Act. In the event the above legend is removed from any Security and thereafter the effectiveness of a registration statement covering such Security is suspended or the Company determines that a supplement or amendment thereto is required by applicable securities laws, then upon reasonable advance notice to Purchaser the Company may require that the above legend be placed on any such Security that cannot then be sold pursuant to an effective registration statement or Rule 144 and Purchaser shall cooperate in the prompt replacement of such legend. Such legend shall be removed when such Security may be sold pursuant to an effective registration statement or Rule 144.

         h. Authorization; Enforcement. This Agreement and the Registration Rights Agreement have been duly and validly authorized, executed and delivered on behalf of Purchaser and are valid and binding agreements of Purchaser enforceable in accordance with their terms.

         i. Residency. Purchaser is a resident of the jurisdiction set forth under such Purchaser's name on the Execution Page hereto executed by such Purchaser.

         j. Acknowledgments Regarding Placement Agent. Purchaser acknowledges that The Zanett Securities Corporation is acting as placement agent (the "Placement Agent") for the Securities being offered hereby and will be compensated by the Company for acting in such capacity. Purchaser further acknowledges that the Placement Agent has acted solely as placement agent in connection with the offering of the Securities by the Company, that the information and data provided to Purchaser and referred to in subsection (d) above or otherwise in connection with the transactions contemplated hereby have not been subjected to independent verification by the Placement Agent, and that the Placement Agent makes no representation or warranty with respect to the accuracy or completeness of such information, data or other related disclosure material. Purchaser further acknowledges that in making its decision to enter into this Agreement and purchase the Securities it has relied on its own examination of the Company and the terms of, and consequences, of holding, the Securities. Purchaser further acknowledges that the provisions of this Section 2(j) are for the benefit of, and may be enforced by, the Placement Agent.

3.       REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

         The Company represents and warrants to each Purchaser that:

         a. Organization and Qualification. The Company and each of its subsidiaries is a corporation duly organized and existing in good standing under the laws of the jurisdiction in which it is incorporated, and has the requisite corporate power to own its properties and to carry on its business as now being conducted. The Company and each of its subsidiaries is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted by it makes such qualification necessary and where the failure so to qualify would have a Material Adverse Effect. "Material Adverse Effect" means any material adverse effect on (i) the Securities; (ii) the ability of the Company to perform its obligations hereunder, the Certificate of Designation, the Warrants or the Registration Rights Agreement or (iii) the business, operations, properties, prospects or financial condition of the Company and its subsidiaries, taken as a whole.

         b. Authorization; Enforcement. (i) The Company has the requisite corporate power and authority to enter into and perform this Agreement, the Warrants and the Registration Rights Agreement, to issue and sell the Units, Preferred Shares and Warrants in accordance with the terms hereof, and to issue the Conversion Shares upon conversion of the Preferred Shares and the Warrant Shares upon exercise of the Warrants in accordance with the terms of the Certificate of Designation and the Warrants; (ii) the execution, delivery and performance of this Agreement, the Warrants and the Registration Rights Agreement by the Company and the consummation by it of the transactions contemplated hereby and thereby (including without limitation the issuance of the Preferred Shares and the issuance and reservation for issuance of the Conversion Shares and Warrant Shares) have been duly authorized by the Company's Board of Directors and, no further consent or authorization of the Company, its Board or Directors, or its stockholders is required (under Rule 4460(i) promulgated by the National Association of Securities Dealers or otherwise);
(iii) this  Agreement has been duly  executed and delivered by the Company;  and
(iv) this Agreement constitutes, and, upon execution and delivery by the Company of the Registration Rights Agreement and Warrants, such agreements will constitute, valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

         c. Capitalization. The capitalization of the Company as of the date hereof, including the authorized capital stock, the number of shares issued and outstanding, the number of shares issuable and reserved for issuance pursuant to the Company's stock option plans, the number of shares issuable and reserved for issuance pursuant to securities (other than the Preferred Shares and Warrants) exercisable for, or convertible into or exchangeable for any shares of Common Stock and the number of shares to be reserved for issuance upon conversion of the Preferred Shares and exercise of the Warrants is set forth on Schedule 3(c). All of such outstanding shares of capital stock have been, or upon issuance will be, validly issued, fully paid and nonassessable. No shares of capital stock of the Company (including the Preferred Shares, the Conversion Shares and the Warrant Shares) are subject to preemptive rights or any other similar rights of the stockholders of the Company or any liens or encumbrances. Except for the Securities and as set forth on Schedule 3(c), as of the date of this Agreement,
(i) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exercisable or exchangeable for, any shares of capital stock of the Company or any of its subsidiaries, or arrangements by which the Company or any of its subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its subsidiaries, and (ii) there are no agreements or arrangements under which the Company or any of its subsidiaries is obligated to register the sale of any of its or their securities under the Securities Act (except the Registration Rights Agreement). Except as set forth on Schedule 3(c), there are no securities or instruments containing antidilution or similar provisions that will be triggered by the issuance of the Securities in accordance with the terms of this Agreement, the Certificate of Designation or the Warrants. The Company has furnished to each Purchaser true and correct copies of the Company's Certificate of Incorporation as in effect on the date hereof ("Certificate of Incorporation"), the Company's By-laws as in effect on the date hereof (the "By-laws"), and all other instruments and agreements governing securities convertible into or exercisable or exchangeable for Common Stock of the Company. The Certificate of Designation, in the form attached hereto, has been duly filed with the Secretary of State of the State of Delaware and, upon the issuance of the Preferred Shares in accordance with the terms hereof, each Purchaser shall be entitled to the rights set forth therein. The Company shall provide each Purchaser with a written update of this representation signed by the Company's Chief Executive Officer on behalf of the Company as of the date of each closing hereunder. The only changes to such schedule after the date hereof shall be the result of issuances of capital stock not in violation of any of the provisions of this Agreement (including the schedules hereto).

         d. Issuance of Shares. The Preferred Shares are duly authorized and, upon issuance in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and free from all taxes, liens, claims and encumbrances and will not be subject to preemptive rights or other similar rights of stockholders of the Company and will not impose personal liability on the holders thereof. The Conversion Shares and Warrant Shares are duly authorized and reserved for issuance, and, upon conversion of the Preferred Shares and exercise of the Warrants in accordance with the terms thereof, will be validly issued, fully paid and non-assessable, and free from all taxes, liens, claims and encumbrances and will not be subject to preemptive rights or other similar rights of stockholders of the Company and will not impose personal liability upon the holder thereof.

         e. No Conflicts. The execution, delivery and performance of this Agreement, the Warrants and the Registration Rights Agreement by the Company, the performance by the Company of its obligations under the Certificate of Designation, and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance and reservation for issuance, as applicable, of the Preferred Shares, Warrants, Conversion Shares and Warrant Shares) will not (i) result in a violation of the Certificate of Incorporation or By-laws or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its subsidiaries is a party, or result in a violation of any law, rule, regulation, order, judgment or decree (including U.S. federal and state securities laws and regulations) applicable to the Company or any of its subsidiaries or by which any property or asset of the Company or any of its subsidiaries is bound or affected (except, with respect to clause (ii), for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect). Except as set forth on Schedule 3(e), neither the Company nor any of its subsidiaries is in violation of its Certificate of Incorporation, By-laws or other organizational documents and neither the Company nor any of its subsidiaries is in default (and no event has occurred which, with notice or lapse of time or both, would put the Company or any of its subsidiaries in default) under, nor has there occurred any event giving others (with notice or lapse of time or both) any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its subsidiaries is a party, except for possible defaults or rights as would not, individually or in the aggregate, have a Material Adverse Effect. The businesses of the Company and its subsidiaries are not being conducted, and shall not be conducted so long as a Purchaser owns any of the Securities, in violation of any law, ordinance or regulation of any governmental entity, except for possible violations the sanctions for which either singly or in the aggregate would not have a Material Adverse Effect. Except as specifically contemplated by this Agreement and the Registration Rights Agreement, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency or any regulatory or self regulatory agency in order for it to execute, deliver or perform any of its obligations under this Agreement, the Warrants or the Registration Rights Agreement or to perform its obligations under the Certificate of Designation, in each case in accordance with the terms hereof or thereof. Except as set forth on Schedule 3(e), the Company is not in violation of the listing requirements of the NASDAQ National Market ("NASDAQ") and does not reasonably anticipate that the Common Stock will be delisted by NASDAQ for the foreseeable future.

         f. SEC Documents, Financial Statements. Since December 31, 1993, the Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (all of the foregoing, filed prior to the date hereof and after December 31, 1993, and all exhibits included therein and financial statements and schedules thereto and documents (other than exhibits) incorporated by reference therein, being hereinafter referred to herein as the "SEC Documents"). The Company has delivered to each Purchaser true and complete copies of the SEC Documents, except for such exhibits, schedules and incorporated documents. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with U.S. generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements) and fairly present in all material respects the consolidated financial position of the Company and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). Except as set forth in the financial statements of the Company included in the SEC Documents filed prior to the date hereof, the Company has no liabilities, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business subsequent to the date of such financial statements and (ii) obligations under contracts and commitments incurred in the ordinary course of business and not required under generally accepted accounting principles to be reflected in such financial statements, which liabilities and obligations referred to in clauses (i) and
(ii) individually or in the aggregate, are not material to the financial condition or operating results of the Company. Without limiting the accuracy of the representations contained in this Section 3(f), the Purchasers acknowledge that the Company has disclosed to the Purchasers the items set forth on Schedule 3(f).

         g. Absence of Certain Changes. Since December 31, 1996, there has been no material adverse change and no material adverse development in the business, properties, operations, prospects, financial condition or results of operations of the Company except as disclosed in Schedule 3(g) or in the SEC Documents filed prior to the date hereof.

         h. Absence of Litigation. Except as disclosed in the SEC Documents filed prior to the date hereof, there is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company or any of its subsidiaries, threatened against or affecting the Company, any of its subsidiaries, or any of their respective directors or officers in their capacities as such.

         i. Intellectual Property. Except as set forth on Schedule 3(i), each of the Company and its subsidiaries owns or is licensed to use all patents, patent applications, trademarks, trademark applications, trade names, service marks, copyrights, copyright applications, licenses, permits, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) and other similar rights and proprietary knowledge (collectively, "Intangibles") necessary for the conduct of its business as now being conducted and as described in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996. To the best knowledge of the Company, neither the Company nor any subsidiary of the Company infringes or is in conflict with any right of any other person with respect to any Intangibles which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect. Neither the Company nor any of its subsidiaries has received written notice of any pending conflict with or infringement upon such third party Intangibles. Neither the Company nor any of its subsidiaries has entered into any consent, indemnification, forbearance to sue or settlement agreements with respect to the validity of the Company's or its subsidiaries' ownership or right to use its Intangibles and, to the best knowledge of the Company, there is no reasonable basis for any such claim to be successful. Except as set forth on Schedule 3(i), the Intangibles are valid and enforceable and no registration relating thereto has lapsed, expired or been abandoned or cancelled or is the subject of cancellation or other adversarial proceedings, and all applications therefor are pending and are in good standing. The Company and its subsidiaries have complied, in all material respects, with its respective contractual obligations relating to the protection of the Intangibles used pursuant to licenses. To the best knowledge of the Company, no person is infringing on or violating the Intangibles owned or used by the Company or its subsidiaries.

         j. Foreign Corrupt Practices. Neither the Company, nor any of its subsidiaries, nor any director, officer, agent, employee or other person acting on behalf of the Company or any subsidiary has, in the course of his actions for, or on behalf of, the Company, used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977; or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

         k. Disclosure. All information relating to or concerning the Company set forth in this Agreement or provided to the Purchasers pursuant to Section 2(d) hereof and otherwise in connection with the transactions contemplated hereby is true and correct in all material respects and the Company has not omitted to state any material fact necessary in order to make the statements made herein or therein, in light of the circumstances under which they were made, not misleading. No event or circumstance has occurred or exists with respect to Company or its subsidiaries or their respective businesses, properties, prospects, operations or financial conditions, which has not been publicly disclosed but, under applicable law, rule or regulation, would be required to be disclosed by the Company in a registration statement filed on the date hereof by the Company under the Securities Act with respect to the primary issuance of the Company's securities.

         l. Acknowledgment Regarding Purchasers' Purchase of the Units. The Company acknowledges and agrees that none of the Purchasers or the Placement Agent are acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement or the transactions contemplated hereby, and any advice given by any Purchaser or the Placement Agent, or any of their representatives or agents, in connection with this Agreement and the transactions contemplated hereby is merely incidental to each Purchaser's purchase of Units or such Placement's Agent role as a placement agent and has not been relied upon the Company in any way. The Company further represents to each Purchaser that the Company's decision to enter into this Agreement has been based solely on an independent evaluation by the Company and its representatives.

         m.       [Intentionally Omitted]

         n. No General Solicitation. Neither the Company nor any distributor participating on the Company's behalf in the transactions contemplated hereby (if any) nor any person acting for the Company, or any such distributor, has conducted any "general solicitation," as such term is defined in Regulation D, with respect to any of the Securities being offered hereby.

         o.  No  Integrated  Offering.  Neither  the  Company,  nor  any  of its
affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales of any security or solicited any offerers to buy any security under circumstances that would require registration of the Securities being offered hereby under the Securities Act or cause this offering of Securities to be integrated with any prior offering of the Company for purposes of the Securities Act or any applicable stockholder approval provisions.

         p. No Brokers. The Company has taken no action which would give rise to any claim by any person for brokerage commissions, finder's fees or similar payments by any Purchaser relating to this Agreement or the transactions contemplated hereby, except for dealings with the Placement Agent whose commissions and fees will be paid for by the Company.

         q. Acknowledgment of Dilution. The number of Conversion Shares issuable upon conversion of the Preferred Shares may increase in certain circumstances, including the circumstance wherein the trading price of the Common Stock declines. The Company acknowledges that its obligation to issue Conversion Shares upon conversion of the Preferred Shares in accordance with the
Certificate of Designation is absolute and unconditional, regardless of the dilution that such issuance may have on the ownership interests of other stockholders. Taking the foregoing into account, the Company's Board of Directors has determined that the issuance of the Units hereunder and the consummation of the other transactions contemplated hereby are in the best interests of the Company and its stockholders.

         r. Title. The Company and its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company and its subsidiaries, in each case free and clear of all liens, encumbrances and defects except such as are described in Schedule 3(r) or such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries. Any real property and facilities held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries.

         s. Tax Status. Except as set forth on Schedule 3(s), the Company and each of its subsidiaries has made or filed all federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject (unless and only to the extent that the Company and each of its subsidiaries has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes) and has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.

4.       COVENANTS.

         a. Best Efforts. The parties shall use their best efforts timely to satisfy each of the conditions described in Section 6 and 7 of this Agreement.

         b. Form D: Blue Sky Laws. The Company agrees to file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof to each Purchaser promptly after such filing. The Company shall, on or before the date of the First Closing take such action as the Company shall reasonably determine is necessary to qualify the Securities for sale to the Purchasers pursuant to this Agreement under applicable securities or "blue sky" laws of the states of the United States or obtain exemption therefrom, and shall provide evidence of any such action so taken to the Purchasers on or prior to the date of the First Closing.

         c. Reporting Status. So long as any Purchaser beneficially owns any of the Securities, the Company shall timely file all reports required to be filed with the SEC pursuant to the Exchange Act, and the Company shall not terminate its status as an issuer required to file reports under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would permit such termination.

         d. Use of Proceeds. The Company shall use the proceeds from the sale of the Units as set forth in Schedule 4(d). None of the proceeds from the sale of the Units shall be used to redeem or otherwise acquire, or to pay any dividend or make any distribution with respect to, any of the Company's capital stock (including, without limitation, to satisfy any obligation which the Company may have in connection with the transactions contemplated by that certain Purchase Agreement dated December 31, 1996 by and between the Company and CDR Enterprises).

         e. Right of First Offer. The Company agrees that during the period beginning on the date hereof and ending two hundred and seventy (270) days following the date of the last closing which occurs hereunder (the "Lock-Up Period"), the Company will not, without the prior written consent of Purchasers holding two-thirds of the Preferred Shares then outstanding, contract with any party to obtain additional equity financing (including debt financing with an equity component) in any form (a "Future Offering") unless the Company shall have first delivered to each Purchaser at least five (5) business days prior to the closing of such Future Offering, written notice describing the proposed Future Offering, including the terms and conditions thereof, and providing each Purchaser and its affiliates, an option during the five (5) business day period following delivery of such notice to purchase the lower of (x) the aggregate purchase price of all Units purchased by such Purchaser hereunder and (y) such Purchaser's pro rata portion (based on the aggregate purchase price of all Units purchased by such Purchaser hereunder compared to the aggregate purchase price of all Units purchased hereunder) of the securities being offered in the Future Offering on the same terms as contemplated by such Future Offering, (the limitation referred to in this sentence is referred to as the "Capital Raising Limitation"). The Capital Raising Limitation shall not apply to any transaction involving issuances of securities as consideration for a merger, consolidation or acquisition of assets, or in connection with any strategic partnership or joint venture (the primary purpose of which is not to raise equity capital), or as consideration for the acquisition of a business, product or license by the Company or exercise of options by employees or directors. The Capital Raising Limitation also shall not apply to (i) the issuance of securities pursuant to an underwritten public offering, (ii) the issuance of securities to holders of the Company's Series A Cumulative Convertible Preferred Stock in connection with the restructuring of such capital stock, (iii) the issuance of securities upon exercise or conversion of the Company's options, warrants or other convertible securities outstanding as of the date hereof, (iv) the grant of additional options or warrants, or the issuance of additional securities, under any Company stock option or restricted stock plan for the benefit of the Company's employees or directors or (v) the issuance of securities to Alex. Brown & Sons, Incorporated as compensation for services rendered to the Company pursuant to that certain letter agreement dated as of August 13, 1997. Notwithstanding the foregoing, no Purchaser shall have any rights under this Section 7(e) at any time that it no longer holds any Preferred Shares.

         f. Expenses. Except as otherwise provided in Section 5 of the Registration Rights Agreement, each party hereto shall be responsible for its own expenses incurred in connection with the negotiation, preparation, execution, delivery and performance of this Agreement and the other agreements to be executed in connection herewith.

         g. Financial Information. The Company agrees to send the following reports to each Purchaser until such Purchaser transfers, assigns or sells all of its Securities: (i) within ten (10) days after the filing with the SEC, a copy of its Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q, its proxy statements and any Current Reports on Form 8-K; and (ii) within one (1) day after release, copies of all press releases issued by the Company or any of its subsidiaries.

         h. Reservation of Shares. The Company shall at all times have authorized and reserved for the purpose of issuance a sufficient number of shares of Common Stock to provide for the full conversion of the outstanding Preferred Shares and issuance of the Conversion Shares in connection therewith and the full exercise of the Warrants and the issuance of the Warrant Shares in connection therewith and as otherwise required by the Certificate of Designation and the Warrants. The Company shall not reduce the number of shares reserved for issuance upon conversion of the Preferred Shares and the full exercise of the Warrants without the consent of Purchasers holding a majority of the Preferred Shares then held by all Purchasers.

         i. Listing. The Company shall promptly secure the listing of the Conversion Shares and Warrant Shares upon each national securities exchange or automated quotation system, if any, upon which shares of Common Stock are then listed (subject to official notice of issuance) and shall maintain, so long as any other shares of Common Stock shall be so listed, such listing of all Conversion Shares from time to time issuable upon conversion of the Preferred Shares and Warrant Shares from time to time issuable upon exercise of the Warrants. The Company will not take any action adverse to the continued, and will use all commercially reasonable and lawful efforts to continue the listing and trading of its Common Stock on the NASDAQ, the NASDAQ Small Cap Market ("SmallCap"), the New York Stock Exchange ("NYSE") or the American Stock Exchange ("AMEX") and will comply in all respects with the Company's reporting, filing and other obligations under the bylaws or rules of the National Association of Securities Dealers ("NASD") and such exchanges, as applicable. The Company shall promptly provide to each holder of Preferred Shares copies of any notices it receives regarding the continued eligibility of the Common Stock for trading in the over-the-counter market or, if applicable, any securities exchange (including the NASDAQ) on which securities of the same class or series issued by the Company are then listed or quoted, if any.

         j. Corporate  Existence.  So long as a Purchaser  beneficially owns any
Preferred Shares or Warrants, the Company shall maintain its corporate existence, and in the event of a merger, consolidation or sale of all or substantially all of the Company's assets, the Corporation shall ensure that the surviving or successor entity in such transaction assumes the Company's obligations hereunder and under the agreements and instruments entered into in connection herewith regardless of whether or not the Company would have had a sufficient number of shares of Common Stock authorized and available for issuance in order to effect the conversion of all Preferred Shares and exercise in full of all Warrants outstanding as of the date of such transaction.

         k. No Integrated Offerings. The Company shall not make any offers or sales of any security (other than the Securities) under circumstances that would require registration of the Securities being offered or sold hereunder under the Securities Act or cause this offering of Securities to be integrated with any other offering of securities by the Company for purposes of NASDAQ Rule 4460(i).

         l. Transfer Agent Instructions. No later than the tenth business day following the date of the First Closing the Company shall have delivered evidence reasonably satisfactory to the Purchasers that the Company's transfer agent has agreed to act in accordance with irrevocable instructions in the form attached hereto as Exhibit E.

         m. Compliance with Certificate of Designation. The Company shall comply with all of the provisions contained in the Certificate of Designation.

         n. Stockholder Approval. The Company shall hold a special meeting of its stockholders no later than June 15, 1998 and use its best efforts to obtain at such meeting such approvals of the Company's stockholders as may be required to issue all of the shares of Common Stock issuable upon conversion of, or otherwise with respect to, the Preferred Shares and the shares of Common Stock issuable upon exercise of, or otherwise with respect to, the Warrants without violating NASD Rule 4460(i) (or any successor rule thereto which may then be in effect) (the "Stockholder Approval"). The Company shall comply with the filing and disclosure requirements of Section 14 promulgated under the Exchange Act in connection with the solicitation, acquisition and disclosure of such Stockholder Approval. The Company represents and warrants that its Board of Directors has unanimously recommended that the Company's stockholders approve the proposals contemplated by this Section 4(n) and shall so indicate such recommendation in the proxy statement used to solicit such Stockholder Approval.

5.       TRANSFER AGENT INSTRUCTIONS.

         a. The Company shall instruct its transfer agent to issue certificates, registered in the name of each Purchaser or its nominee, for the Conversion Shares and Warrant Shares in such amounts as specified from time to time by such Purchaser to the Company upon conversion of the Preferred Shares or exercise of the Warrants. To the extent and during the periods provided in Section 2(f) and 2(g) of this Agreement, all such certificates shall bear the restrictive legend specified in Section 2(g) of this Agreement.

         b. The Company warrants that no instruction other than such instructions referred to in this Section 5, and stop transfer instructions to give effect to Section 2(f) hereof in the case of all of the Securities prior to registration of the Conversion Shares and Warrant Shares under the Securities Act, will be given by the Company to its transfer agent and that the Securities shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement and the Registration Rights Agreement. Nothing in this Section shall affect in any way each Purchaser's obligations and agreement set forth in Section 2(g) hereof to resell the Securities pursuant to an effective registration statement or in compliance with an exemption from the registration requirements of applicable securities law.

         c. If a Purchaser provides the Company with an opinion of counsel, which opinion of counsel shall be in form, substance and scope customary for opinions of counsel in comparable transactions, to the effect that the Securities to be sold or transferred may be sold or transferred pursuant to an exemption from registration, or a Purchaser provides the Company with reasonable assurances that such Securities may be sold pursuant to Rule 144, the Company shall permit the transfer, and, in the case of the Conversion Shares and Warrant Shares promptly instruct its transfer agent to issue one or more certificates in such name and in such denominations as specified by a Purchaser.

         d. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to a Purchaser by vitiating the intent and purpose of the transaction contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this
Section 5 will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section 5, that a Purchaser shall be entitled, in addition to all other available remedies, to an injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required.

6.       CONDITIONS TO THE COMPANY'S OBLIGATION TO SELL.

         The obligation of the Company hereunder to issue and sell the Units to a Purchaser at a closing hereunder is subject to the satisfaction, at or before the applicable closing, of each of the following conditions thereto, provided that these conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion. The obligation of the Company to issue and sell the Units to any Purchaser hereunder is distinct and separate from its obligation to issue and sell Units to any other Purchaser hereunder and any failure by one or more Purchasers to fulfill the conditions set forth herein or to consummate the purchase of Units hereunder will not relieve the Company of its obligations with respect to any other Purchaser.

         a.       With respect to the First Closing:

                  (i) The applicable Purchaser shall have executed the signature page to this Agreement and the Registration Rights Agreement, and delivered the same to the Company.

                  (ii)  The  applicable   Purchaser  shall  have  delivered  the
Purchase Price for the Units  purchased at the First Closing in accordance  with
Section 1(b) above.

                  (iii) The representations and warranties of the applicable Purchaser shall be true and correct as of the date when made and as of the date and time of such closing as though made at that time (except for representations and warranties that speak as of a specific date, which representations and warranties shall be true and correct as of such date), and the applicable Purchaser shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the applicable Purchaser at or prior to the date of the First Closing.

                  (iv) No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which prohibits the consummation of any of the transactions contemplated by this Agreement.

         b. With respect to the Second Closing and the Third Closing:

                  (i) The applicable Purchaser shall have executed the signature page to this Agreement and the Registration Rights Agreement, and delivered the same to the Company.

                  (ii) The applicable Purchaser shall have paid the Purchase Price for the Units purchased at such closing in accordance with Section 1(b) above.
                  (iii) The representations and warranties of the applicable Purchaser shall be true and correct as of the date when made and as of the date and time of such closing as though made at that time (except for representations and warranties that speak as of a specific date, which representations and warranties shall be true and correct as of such date), and the applicable Purchaser shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the applicable Purchaser at or prior to the date of such closing.

                  (iv) No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which prohibits the consummation of any of the transactions contemplated by this Agreement.

                  (v) The Stockholder Approval contemplated by Section 4(n) shall have been obtained.

7.       CONDITIONS TO EACH PURCHASER'S OBLIGATION TO PURCHASE.

         The obligation of each Purchaser hereunder to purchase the Units to be purchased by it at the closings is subject to the satisfaction, at or before the applicable closing date, of each of the following conditions, provided that these conditions are for such Purchaser's sole benefit and may be waived by such Purchaser at any time in the Purchaser's sole discretion:

         a.       With respect to the First Closing:

                  (i) The Company shall have executed the signature page to this Agreement and the Registration Rights Agreement, and delivered the same to such Purchaser.

                  (ii) The Certificate of Designation shall have been accepted for filing with the Secretary of State of the State of Delaware and a copy thereof certified by the Secretary of State of Delaware shall have been delivered to such Purchaser.

                  (iii) The Company shall have delivered to such Purchaser duly executed certificates and Warrant agreements (each in such denominations as such Purchaser shall request) representing the Preferred Shares and Warrants being so purchased by such Purchaser at the First Closing in accordance with Section 1(b) above.

                  (iv) The Common Stock shall be authorized for quotation on NASDAQ and trading in the Common Stock (or NASDAQ generally) shall not have been suspended by the SEC or NASDAQ.

                  (v) The representations and warranties of the Company shall be true and correct as of the date when made and as of the date of the First Closing as though made at that time (except for representations and warranties that speak as of a specific date, which representations and warranties shall be true and correct as of such date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the date of the First Closing. Such Purchaser shall have received a certificate, executed by the Chief Executive Officer of the Company, dated as of the date of the First Closing to the foregoing effect and as to such other matters as may be reasonably requested by such Purchaser.

                  (vi) No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which prohibits the consummation of any of the transactions contemplated by this Agreement.

                  (vii) Such Purchaser shall have received an opinion of the Company's counsel, dated as of the date of the First Closing, in form, scope and substance reasonably satisfactory to the Purchaser and in substantially the form of Exhibit D attached hereto.

                  (viii) The aggregate number of Units being purchased hereunder by all Purchasers at the First Closing hereunder shall be at least 3,250.

         b. With respect to the Second Closing and the Third Closing:

                  (i) The Company shall have executed this Agreement and the Registration Rights Agreement, and delivered the same to such Purchaser.

                  (ii) The Company shall have delivered to such Purchaser duly executed certificates and Warrant agreements (each in such denominations as such Purchaser shall request) representing the Preferred Shares and Warrants being so purchased by such Purchaser at such closing in accordance with Section 1(b) above.

                  (iii) The Common Stock shall be authorized for quotation on NASDAQ and trading in the Common Stock (or NASDAQ generally) shall not have been suspended by the SEC or NASDAQ.

                  (iv) The representations and warranties of the Company shall be true and correct as of the date when made and as of the date of such closing as though made at that time (except for representations and warranties that speak as of a specific date, which representations and warranties shall be true and correct as of such date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the date of such closing. Such Purchaser shall have received a certificate, executed by the Chief Executive Officer of the Company, dated as of the date of such closing, to the foregoing effect and as to such other matters as may be reasonably requested by such Purchaser.

                  (v) No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which prohibits the consummation of any of the transactions contemplated by this Agreement.

                  (vi) Such Purchaser shall have received an opinion of the Company's counsel, dated as of the date of such closing, in form, scope and substance reasonably satisfactory to such Purchaser and in substantially the form of Exhibit D attached hereto.

                  (vii) No material adverse change or development in the business, operations, properties, or financial condition, or results of operations of the Company shall have occurred since the First Closing except for such changes or developments set forth on Schedule 7(b)(vii).

                  (viii) The Stockholder Approval contemplated by Section 4(n) shall have been obtained.

8.       GOVERNING LAW; MISCELLANEOUS.

         a. Governing Law; Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts made and to be performed in the State of Delaware. The Company and the Purchasers irrevocably consent to the exclusive jurisdiction of the United States federal courts located in the State of Delaware in any suit or proceeding based on or arising under this Agreement and irrevocably agrees that all claims in respect of such suit or proceeding may be determined in such courts. The
Company irrevocably waived the defense of an inconvenient forum to the maintenance of such suit or proceeding. Service of process on the Company mailed by first class mail shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding. Nothing herein shall affect the right of any Purchaser to serve process in any other manner permitted by law. The Company agrees that a final non-appealable judgment in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on such judgment or in any other lawful manner.

         b. Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. This Agreement, once executed by a party, may be delivered to the other parties hereto by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement. In the event any signature is delivered by facsimile transmission, the party using such means of delivery shall cause the manually executed Executive Page(s) to be physically delivered to the other party within five (5) days of the execution hereof.

         c. Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

         d. Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction.

         e. Entire Agreement; Amendments. This Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the Purchasers make any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived other than by an instrument in writing signed by the party to be charged with enforcement and no provision of this Agreement may be amended other than by an instrument in writing signed by the Company and the Purchasers.

         f. Notices. Any notices required or permitted to be given under the terms of this Agreement shall be sent by certified or registered mail (return receipt requested) or delivered personally or by courier or by confirmed telecopy, and shall be effective five days after being placed in the mail, if mailed, or upon receipt or refusal of receipt, if delivered personally or by courier or confirmed telecopy, in each case addressed to a party. The addresses for such communications shall be:

                           If to the Company:

                           Network Imaging Corporation
                           500 Huntmar Park Drive
                           Herndon, Virginia 20170
                           Attn:  President

                           with a copy to:

                           General Counsel's Office
                           Network Imaging Corporation
                           500 Huntmar Park Drive
                           Herndon, Virginia 20170

         If to any Purchaser, to such address set forth under such Purchaser's name on the Execution Page hereto executed by such Purchaser.

         Each party shall provide notice to the other parties of any change in address.
         g. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns. Neither the Company nor any Purchaser shall assign this Agreement or any rights or obligations hereunder without the prior written consent of the other. Notwithstanding the foregoing, any Purchaser may assign its rights hereunder to any of its "affiliates," as that term is defined under the Exchange Act, without the consent of the Company; provided, such assignee is an "accredited investor" as such term is defined in Rule 501(a) of Regulation D and such assignment will not impose any significant obligations on the Company under the blue sky laws of any jurisdiction. This provision shall not limit a Purchaser's right to transfer the Securities pursuant to the terms of the Certificate of Designation, the Warrants and this Agreement or to assign such Purchaser's rights hereunder to any such transferee.

         h. Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person, except for the provisions of Section 2(j) and 3(l) which are for the benefit of, and may be enforced by, the Placement Agent.

         i. Survival. The representations and warranties of the Company and the agreements and covenants set forth in Sections 3, 4, 5 and 8 shall survive the closings hereunder notwithstanding any due diligence investigation conducted by or on behalf of any Purchasers. Moreover, none of the representations and warranties made by the Company herein shall act as a waiver of any rights or remedies a Purchaser may have under applicable federal or state securities laws. Notwithstanding the foregoing, any disclosure made by the Company to the Purchasers in this Agreement (including, without limitation, in Section 3 hereof or in the Schedules attached hereto) shall constitute disclosure to the Purchasers for purposes of any applicable federal or state securities laws. The Company agrees to indemnify and hold harmless each Purchaser and each of such Purchaser's officers, directors, employees, partners, members, agents and affiliates for loss or damage arising as a result of or related to any breach or alleged breach by the Company of any of its representations or covenants set forth herein, including advancement of expenses as they are incurred.

         j. Publicity. The Company and each Purchaser shall have the right to approve before issuance any press releases, SEC, NASDAQ or NASD filings, or any other public statements with respect to the transactions contemplated hereby; provided, however, that the Company shall be entitled, without the prior approval of the Purchasers, to make any press release or SEC, NASDAQ or NASD filings with respect to such transactions as is required by applicable law and regulations (although the Purchasers shall be consulted by the Company in connection with any such press release prior to its release and shall be provided with a copy thereof).

         k. Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

         l. Termination. In the event that the First Closing shall not have occurred on or before December 8, 1997, unless the parties agree otherwise, this Agreement shall terminate at the close of business on such date. Notwithstanding any termination of this Agreement, any party not in breach of this Agreement shall preserve all rights and remedies it may have against another party hereto for a breach of this Agreement prior to the termination hereof.

         m. Joint Participation in Drafting. Each party to this Agreement has participated in the negotiation and drafting of this Agreement. As such, the language used herein shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction will be applied against any party to this Agreement.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the undersigned Purchaser and the Company have caused this Agreement to be duly executed as of the date first above written.

NETWORK IMAGING CORPORATION

     By:
     Name:
     Title:

PURCHASER:

CAPITAL VENTURES INTERNATIONAL

By: Susquehanna Securities Trading GmbH for the account
         of Capital Ventures International

     By:
          Martin Kobinger, Managing Director

RESIDENCE: Cayman Islands

ADDRESS:
    Susquehanna Securities Trading GmbH           with a copy to:
    Oberlindau 7                                  Susquehanna Financial Group
    60323 Frankfurt am Main                       401 City Line Avenue
    Attn:                                         Martin Kobinger, Suite 220
                                                  Bala Cynwyd, PA 19004-1122
                                                  Attn: Melita Saunders


AGGREGATE SUBSCRIPTION AMOUNT

         Number of Units* to be Purchased at First Closing:             1,750
         Purchase Price ($1,000 per Unit):                         $1,750,000

--------
* Each Unit consists of one (1) Preferred Share and a Warrant to purchase seventy-five (75) shares of Common Stock.

                  IN WITNESS WHEREOF, the undersigned Purchaser and the Company have caused this Agreement to be duly executed as of the date first above written.

NETWORK IMAGING CORPORATION

     By:
     Name:
     Title:


PURCHASER:

ZANETT LOMBARDIER, LTD.


By:_____________________________

     By:
     Name:
     Title:

RESIDENCE: Cayman Islands

ADDRESS:
                  Zanett Lombardier, Ltd.
                  c/o The Zanett Securities Corporation
                  Tower 49, 31st Floor
                  12 East 49th Street
                  New York, NY   10017
                  Telecopy: (212) 588-0205
                  Attn: Claudio Guazzoni

AGGREGATE SUBSCRIPTION AMOUNT

         Number of Units* to be Purchased at First Closing:              750
         Purchase Price ($1,000 per Unit):                          $750,000

--------
* Each Unit consists of one (1) Preferred Share and a Warrant to purchase seventy-five (75) shares of Common Stock.

                  IN WITNESS WHEREOF, the undersigned Purchaser and the Company have caused this Agreement to be duly executed as of the date first above written.

NETWORK IMAGING CORPORATION

     By:
     Name:
     Title:


PURCHASER:

----------------------------
BRUNO GUAZZONI


     By:
     Name:
     Title:

RESIDENCE: Italy

ADDRESS:
                  Bruno Guazzoni
                  c/o The Zanett Securities Corporation
                  Tower 49, 31st Floor
                  12 East 49th Street
                  New York, NY   10017
                  Telecopy: (212) 588-0205
                  Attn: Claudio Guazzoni

AGGREGATE SUBSCRIPTION AMOUNT

         Number of Units* to be Purchased at First Closing:            750
         Purchase Price ($1,000 per Unit):                        $750,000

--------
* Each Unit consists of one (1) Preferred Share and a Warrant to purchase seventy-five (75) shares of Common Stock.